Exhibit 32

Written Statement of the Chief Executive Officer and the

Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned certifies that to the best of our knowledge:

(1)

the Quarterly Report Form 10-Q of A. O. Smith Corporation for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.

November 4, 2010

/s/ Paul W. Jones
Paul W. Jones
Chairman and Chief Executive Officer

/s/ Terry M. Murphy
Terry M. Murphy
Executive Vice President and Chief Financial Officer

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